Exhibit 99.e(i)

PACIFIC LIFE

Pacific Life Insurance Company
[P.O. Box 2378, Omaha, NE 68103-2378
or 6750 Mercy Rd, Omaha, NE 68106
www.PacificLife.com
Contract Owners: (800) 722-4448
[Financial Professionals] (800) 722-2333]

[Marketing Name]

Individual Limited Premium Deferred Variable Annuity with Index-Linked Options Application

All pages of this form must be returned. Print clearly in dark ink and avoid highlighting.

1. PRIMARY ANNUITANT *Must be an individual. Check product guidelines for maximum issue age*

First Name		Middle Name	Last Name			Sex ☐ M ☐ F
SSN	Date of Birth (mm/dd/yyyy)	Telephone Number	E-mail Address			
Mailing Address			Mailing City	Mailing State	Mailing Zip Code	
Resident Address (if different than mailing address)			Resident City	Resident State	Resident Zip Code	

JOINT ANNUITANT (*Optional) Not applicable for qualified contracts. Default is Joint unless this box is checked:* ☐ Contingent

First Name		Middle Name	Last Name			Sex ☐ M ☐ F
SSN	Date of Birth (mm/dd/yyyy)	Telephone Number	E-mail Address			
Mailing Address			Mailing City	Mailing State	Mailing Zip Code	
Resident Address (if different than mailing address)			Resident City	Resident State	Resident Zip Code	

2. OWNER *If annuitant(s) and owner(s) are the same, do not complete this section. Check product guidelines for maximum issue age.*

First Name		Middle Name	Last Name			Sex ☐ M ☐ F
Entity (if an individual is not selected)				SSN/TIN		
Date of Birth (mm/dd/yyyy)	Telephone Number		E-mail Address			
Mailing Address			Mailing City	Mailing State	Mailing Zip Code	
Resident Address (if different than mailing address)			Resident City	Resident State	Resident Zip Code	

JOINT OWNER (*Optional) Not applicable for qualified contracts.*

First Name		Middle Name	Last Name			Sex ☐ M ☐ F
Relationship to Owner				SSN		
Date of Birth (mm/dd/yyyy)	Telephone Number		E-mail Address			
Mailing Address			Mailing City	Mailing State	Mailing Zip Code	
Resident Address (if different than mailing address)			Resident City	Resident State	Resident Zip Code	

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3. BENEFICIARIES

If a beneficiary type is not indicated, the beneficiary will be considered a primary. Primary and Contingent Beneficiary designations must equal 100% in total. If percentages are not provided, multiple beneficiaries will share the death benefit equally, unless otherwise specified. [For contracts owned by a non-individual custodian (including [IRAs, 403(b), 457, qualified plans]) or other non-natural owners, the designated recipient will be the owner and beneficiary information provided below may not be valid.] A spouse's consent may be required in community property states, if applicable. For questions, please contact your tax and/or legal representative.

If you are naming a minor as your beneficiary, please complete the [Special Beneficiary Designation Request] form.
See your contract and prospectus for details about death benefit and beneficiary proceeds.

1. First Name	Middle Name	Last Name	Relationship
Entity (if an individual is not selected) / SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ *Primary* ☐ *Contingent*	Percentage ______%
Mailing Address	City	State / Zip Code	Telephone Number

2. First Name	Middle Name	Last Name	Relationship
Entity (if an individual is not selected) / SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ *Primary* ☐ *Contingent*	Percentage ______%
Mailing Address	City	State / Zip Code	Telephone Number

3. First Name	Middle Name	Last Name	Relationship
Entity (if an individual is not selected) / SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ *Primary* ☐ *Contingent*	Percentage ______%
Mailing Address	City	State / Zip Code	Telephone Number

4. First Name	Middle Name	Last Name	Relationship
Entity (if an individual is not selected) / SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ *Primary* ☐ *Contingent*	Percentage ______%
Mailing Address	City	State / Zip Code	Telephone Number

5. First Name	Middle Name	Last Name	Relationship
Entity (if an individual is not selected) / SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ *Primary* ☐ *Contingent*	Percentage ______%
Mailing Address	City	State / Zip Code	Telephone Number

6. First Name	Middle Name	Last Name	Relationship
Entity (if an individual is not selected) / SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ *Primary* ☐ *Contingent*	Percentage ______%
Mailing Address	City	State / Zip Code	Telephone Number

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[4.] RIDERS *Optional*

Subject to state availability. [Riders are irrevocable after election. If the rider selected cannot be added to the contract due to age restrictions, state, or broker/dealer availability, the contract will be issued without the optional rider.]

[4A.] DEATH BENEFIT RIDER

☐ **Return of Purchase Payments Death Benefit** The oldest Owner or Annuitant must be between the ages of 81-85 at issue. Allocation requirements do not apply.

- If you do not elect this death benefit, your death benefit will be the contract value as of the Notice Date.
- If the oldest Owner or Annuitant is age 80 or younger, the death benefit includes the return of purchase payment.

[5.] INTEREST CREDITING OPTIONS

Use this section to allocate 100% of your Purchase Payment. Use whole percentages only. Additional Purchase Payments will be allocated based on the options you selected below. Availability of certain Index-Linked Options, Indexes, and Index Terms may vary by broker-dealer.

You may indicate any combination of investments. Allocations must total 100%.

Fixed Account Option	1 Year	______%
Point to Point Cap Rate with Participation Rate and 10% Buffer	1 Year S&P 500® Index	______%
	1 Year iShares® Russell2000 ETF	______%
	1 Year Invesco QQQ ETF	______%
	1 Year MSCI EAFE® Index	______%
	1 Year First Trust Growth Strength Net Fee Index™	______%
	2 Year S&P 500® Index	______%
	2 Year Invesco QQQ ETF	______%
	3 Year S&P 500® Index	______%
	3 Year Invesco QQQ ETF	______%
Point to Point Cap Rate with Participation Rate and 15% Buffer	1 Year S&P 500® Index	______%
	1 Year iShares® Russell 2000 ETF	______%
	1 Year Invesco QQQ ETF	______%
	1 Year MSCI EAFE® Index	______%
	1 Year First Trust Growth Strength Net Fee Index™	______%
	6 Year S&P 500® Index	______%
	6 Year iShares® Russell 2000 ETF	______%
	6 Year Invesco QQQ ETF	______%
	6 Year MSCI EAFE® Index	______%
	6 Year First Trust Growth Strength Net Fee Index™	______%
Point to Point Cap Rate with Participation Rate and 20% Buffer	2 Year S&P 500® Index	______%
	2 Year Invesco QQQ ETF	______%
	3 Year S&P 500® Index	______%
	3 Year Invesco QQQ ETF	______%
	6 Year S&P 500® Index	______%
	6 Year iShares® Russell 2000 ETF	______%
	6 Year Invesco QQQ ETF	______%
	6 Year MSCI EAFE® Index	______%
	6 Year First Trust Growth Strength Net Fee Index™	______%

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Point to Point Cap Rate with Participation Rate and 100% Buffer	1 Year S&P 500® Index	_______%
	1 Year iShares® Russell 2000 ETF	_______%
	1 Year Invesco QQQ ETF	_______%
	1 Year MSCI EAFE® Index	_______%
	1 Year First Trust Growth Strength Net Fee Index™	_______%
	6 Year S&P 500® Index	_______%
	6 Year iShares® Russell 2000 ETF	_______%
	6 Year Invesco QQQ ETF	_______%
	6 Year MSCI EAFE® Index	_______%
	6 Year First Trust Growth Strength Net Fee Index™	_______%
Point to Point Cap Rate with 10% Dual Direction Buffer	1 Year S&P 500® Index	_______%
	1 Year iShares® Russell 2000 ETF	_______%
	1 Year Invesco QQQ ETF	_______%
	1 Year MSCI EAFE® Index	_______%
	6 Year S&P 500® Index	_______%
	6 Year iShares® Russell 2000 ETF	_______%
	6 Year Invesco QQQ ETF	_______%
	6 Year MSCI EAFE® Index	_______%
Point to Point Cap Rate with 15% Dual Direction Buffer	1 Year S&P 500® Index	_______%
	1 Year iShares® Russell 2000 ETF	_______%
	1 Year Invesco QQQ ETF	_______%
	1 Year MSCI EAFE® Index	_______%
	6 Year S&P 500® Index	_______%
	6 Year iShares® Russell 2000 ETF	_______%
	6 Year Invesco QQQ ETF	_______%
	6 Year MSCI EAFE® Index	_______%
Point to Point Cap Rate with 20% Dual Direction Buffer	6 Year S&P 500® Index	_______%
	6 Year iShares® Russell 2000 ETF	_______%
	6 Year Invesco QQQ ETF	_______%
	6 Year MSCI EAFE® Index	_______%
Point to Point Tiered Participation Rate and Cap Rate with 10% Buffer	6 Year S&P 500® Index	_______%
	6 Year iShares® Russell 2000 ETF	_______%
	6 Year Invesco QQQ ETF	_______%
	6 Year MSCI EAFE® Index	_______%
	6 Year First Trust Growth Strength Net Fee Index™	_______%
SecureCap with 10% Buffer	6 Year S&P 500® Index	_______%
	6 Year iShares® Russell 2000 ETF	_______%
	6 Year Invesco QQQ ETF	_______%
	6 Year MSCI EAFE® Index	_______%

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ICC26 25-1927 [Page 5 of 10] xx/26 *xxxxx-26a5* 1035 exchange(s)/estimated transfer Amount enclosed $ $ Transfer $ Rollover $ Contribution $ for tax year Point to Point Performance Mix with a Participation Rate and Cap Rate with 10% Buffer 6 Year – Performance Mix1 % MUST TOTAL 100% % 1The Performance Mix is a weighted average Index Return using S&P 500® Index, iShares® Russell 2000 ETF, and MSCI EAFE® Index. 50% based off the highest performing Index, 30% based on return of the next-best performing Index and 20% is based on the return of the lowest performing Index. 6. AUTOMATIC REBALANCING Optional. If Automatic Rebalancing is selected, on the Contract Anniversary, Index-Linked Option Values for expiring Index Terms and the Fixed Account Option Value will rebalance according to the instructions on file. The allocations provided in [Section 5], will be used for the rebalancing program unless alternate instructions are provided. Annual 7. CONTRACT TYPE Select One. Non-Qualified (For trust-owned contracts, complete the Trustee Certification and Disclosure form. If the owner is a non-natural person or corporation, complete the Non-Natural or Corporate-Owned Disclosure Statement.) Post-Death Non-Qualified (Complete Post-Death Non-Qualified Exchange Disclosure and Distribution Request form.) IRA Inherited IRA (For individual-owned or trust-owned Inherited IRA contracts, complete the appropriate Inherited IRA Certification form.) Roth IRA Inherited Roth IRA (For individual-owned or trust-owned Inherited IRA contracts, complete the appropriate Inherited IRA Certification form.) SEP-IRA TSA/403(b) (Complete TSA Certification.) 457(b) gov’t entity (Complete Qualified Plan and 457(b) Plan Disclosure form.) 457(b) 501(c) tax-exempt (Complete Qualified Plan and 457(b) Plan Disclosure form.) 401(a) (Complete Qualified Plan Disclosure.) 401(k) (Complete Qualified Plan Disclosure.) Keogh/HR 10 (Complete Qualified Plan Disclosure.) Individual(k) Complete Individual(k) Qualified Plan Disclosure form.) 8. INITIAL PURCHASE PAYMENT AMOUNT Make check payable to Pacific Life Insurance Company 8A. NON-QUALIFIED CONTRACT PAYMENT TYPE 8B. QUALIFIED CONTRACT PAYMENT TYPE

[9.] REPLACEMENT

[9A.] EXISTING INSURANCE

CHECK ONE ☐Yes ☐No — Do you have any existing life insurance or annuity contracts with this or any other company? *(Default is "Yes" if neither box is checked.)*

[9B.] REPLACEMENT

CHECK ONE ☐Yes ☐No — Is your intent that the purchase of this annuity will result in the replacement, termination, or change in value of any existing life insurance or annuity in this or any other company? If "Yes," provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 transfer/exchange forms.

1. Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity		
Mailing Address	City	State	Zip Code	Telephone Number
2. Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity		
Mailing Address	City	State	Zip Code	Telephone Number
3. Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity		
Mailing Address	City	State	Zip Code	Telephone Number
4. Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity		
Mailing Address	City	State	Zip Code	Telephone Number

[10.] ELECTRONIC INFORMATION OPT-IN CONSENT Provide email address to enroll:

By providing an email address below and signing this application, Pacific Life Insurance Company (PLIC) will electronically deliver documents and notices applicable to your insurance application, or policy contract, which may include reports, prospectuses, prospectus supplements, statements, confirmations, tax forms, proxy solicitations, privacy notice, and other policy-related correspondence in an electronic format ("Electronic Delivery of Documents") to you, as permitted by law. PLIC will send paper copies of documents if required by state or federal law. Your consent is voluntary. Not all policy servicing documentation and notifications may be currently available in electronic format. For jointly owned contracts, both owners are consenting to receive information electronically.

By providing the email address below and signing this application, you confirm you understand and consent to the following:

- You are authorizing PLIC to use Electronic Delivery of Documents for purposes of delivering the application, policy and other documents to you;
- You are agreeing to set-up a [https://annuities.myaccount.pacificlife.com] for the purpose of receiving policy servicing documents such as policy statements from PLIC;
- To receive documents electronically from PLIC, you confirm that you have a device with ready internet access, an active email account, the ability to read and retain documents online, or print documents;
- Once you have agreed to receive your documents electronically, PLIC will provide, at no charge to you, one paper copy per year of any document upon your request;
- You agree to provide PLIC with your current email address, current telephone number, and update PLIC promptly when those changes occur either through online updates at [https://annuities.myaccount.pacificlife.com] or by calling PLIC at [(800) 722-4448];
- There is no charge to you from PLIC for the use of paper delivery, or the use of Electronic Delivery of Documents;
- If PLIC seeks your voluntary consent prior to completion of the application, your voluntary consent must be obtained before the application is completed. However, if you have not consented at the time of the application, then you are still permitted to consent at any time thereafter;

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ICC26 25-1927 [Page 7 of 10] xx/26 *xxxxx-26a7* 12. HOUSEHOLDING By signing this application, I consent to Pacific Life mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include prospectuses, prospectus supplements, announcements and reports but will not include contract-specific information such as transaction confirmations and statements. This service, known as “householding,” reduces expenses, environmental waste, and the volume of mail I receive. If I do not wish to participate in this service and prefer to receive my own contract owner documents, I have checked the box below. • You are not required to provide consent to PLIC to use Electronic Delivery of Documents as a condition of completing the application process or purchasing insurance, or receiving policy servicing documents from PLIC; • Enrolling is not required as a condition to buy any goods, services or property; • For jointly owned contracts, all information will be provided to the email address listed; • Electronic Delivery of Documents will be cancelled if emails are returned as undeliverable. You will then receive paper documents via U.S. mail; and • This consent will remain in effect until you revoke it. If you choose to withdraw your consent, you will no longer obtain documents electronically and will instead receive them in paper format. Revoking your consent does not impact your ability to provide us with consent at a future date. It will also not impact your ability to apply for or purchase insurance from PLIC. You may revoke this consent, opt-out of Electronic Delivery of Documents, or request paper copies of information going forward at any time by contacting PLIC at [(800) 722-4448]. E-mail Address: 11. TELEPHONE/ELECTRONIC AUTHORIZATION Complete this section to enroll: Yes As the owner, I will receive this privilege automatically. If a contract has joint owners, each owner may individually make certain telephone and/or electronic requests. By checking “Yes,” I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost. Check this box if you are not a U.S. Citizen or other U.S. person as defined in #3 below and this section does not apply to you. Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (defined in the instructions in item 3 of the Certification on the official IRS Form W-9). 4. I am exempt from FATCA reporting (defined in the instructions in item 4 of the Certification on the official IRS Form W-9). Note: You must check here if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. I elect NOT to participate in householding. FOR EVEN FASTER DELIVERY CHECK HERE 13. REMARKS (Use for additional detail or clarifications). If additional space is needed, attach a letter signed and dated by the owner(s). 14. CERTIFICATION OF OWNER’S TAXPAYER IDENTIFICATION NUMBER

ICC26 25-1927 [Page 8 of 10] xx/26 *xxxxx-26a8* 15. STATEMENT OF OWNER(S) 1. I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. 2. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. 3. I, the owner(s), understand that I have applied for a deferred annuity contract (“contract”) issued by Pacific Life Insurance Company (“company”). I received the annuity prospectus, product disclosure (“Contract Summary”), and if applicable, the Buyer’s Guide for Deferred Annuities for this annuity contract. 4. After reviewing my financial background with my [Financial Professional], I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, tax status, and any existing investments, annuities, or other insurance products I own. 5. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting fixed and index terms. 6. I understand the terms and conditions related to any rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my [Financial Professional], including withdrawal charges, if applicable. 7. I understand that the availability of the Index Linked Options, Indexes, Index Terms, and optional rider benefits may vary by selling broker/dealer firm. I have discussed these details with my [Financial Professional]. I understand that an election of an Index Linked Option, Index, Index Term, or optional rider benefit not available through my broker-dealer will not be accepted. I understand that the Index Linked Options, Indexes, Index Term, and optional benefits not available through my broker-dealer may be available through other broker-dealers. 8. I understand that if I cancel a contract issued as a result of this application, without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment option. 9. If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the [Financial Professional] the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. All answers to questions and statements made on this application are true and complete to the best of my knowledge and belief. I UNDERSTAND THAT AMOUNTS ALLOCATED TO THE FIXED ACCOUNT OPTION EARN INTEREST NOT LESS THAN THE MINIMUM GUARANTEED INTEREST RATE STATED IN THE CONTRACT SPECIFICATIONS. I UNDERSTAND THAT WHILE THE VALUES OF THE CONTRACT MAY BE AFFECTED BY AN EXTERNAL INDEX, THE CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENT. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE INDEX-LINKED OPTIONS MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO INDEX-LINKED OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THE INVESTMENT OPTION. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE MY CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING. Fraud Notice: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Owner’s Signature Owner’s Signature Date (mm/dd/yyyy) Joint Owner’s Signature Joint Owner’s Signature (if applicable) Date (mm/dd/yyyy) Signed at: City State Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and [Financial Professional] appointment purposes. State Solicited: SIGN HERE SIGN HERE

ICC26 25-1927 [Page 9 of 10] xx/26 *xxxxx-26a9* 16. [FINANCIAL PROFESSIONAL’S] STATEMENT 16A. EXISTING INSURANCE Yes No Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither box is checked.) 16B. REPLACEMENT Yes No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? If “Yes,” I affirm that I have referred the applicant to the replacement question in [Section 9B] of this application. I hereby certify that I have used only Pacific Life’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the contract or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life’s written replacement guidelines. I certify that I have provided the applicant(s) with the variable annuity prospectus, a product disclosure (“Contract Summary”) and if applicable, a Buyer’s Guide for Deferred Annuities for this annuity contract. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner, as applicable, including age, income, net worth, tax status, and any existing investments and insurance program. I further certify that I have also considered the owner’s liquidity needs, financial resources used to fund the annuity (including debts and obligations), willingness to accept any non-guaranteed elements, risk tolerance, and time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of fixed and index terms; and that this application is subject to review for suitability by my broker/dealer. For states where applicable, I further certify that the recommended purchase is in the best interest of the owner(s), that I have followed the standards and obligations required under law in making that best interest determination, and that I did not place my own or Pacific Life’s financial interests ahead of the interests of the owner(s). I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant. If the applicant is an active-duty member of the United States Armed Forces (including active-duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. CONTINUED ON NEXT PAGE CHECK ONE CHECK ONE

I further certify that, prior to soliciting the contract applied for, I have completed all state mandated annuity, insurance, and/or product training and agree to provide documentation of such completion upon request by Pacific Life.
Check the box below only if applicable:

☐ **I have provided a Pacific Life approved annuity illustration to the applicant in connection with this application.**

First Soliciting [Financial Professional's] Signature

SIGN HERE Soliciting [Financial Professional's] Signature

Print First [Financial Professional's] Full Name

First [Financial Professional's] Telephone Number	First [Financial Professional's] Email Address
First Broker/Dealer's Name (if applicable)	First Brokerage Account Number (optional)
First Distribution Firm's Name (if applicable)	[First Option ☐ A ☐ B ☐ C ☐ D ☐ E ☐ F]
First ID # (if applicable)	[Commission % (Default will be 100% if one [Financial Professional] is listed)]

Second Soliciting [Financial Professional's] Signature

SIGN HERE Soliciting [Financial Professional's] Signature (if applicable)

Print Second [Financial Professional's] Full Name

Second [Financial Professional's] Telephone Number	Second [Financial Professional's] Email Address
Second Broker/Dealer's Name (if applicable)	Second Brokerage Account Number (optional)
Second Distribution Firm's Name (if applicable)	Second Option [Option will be the same as selected above.]
Second ID # (if applicable)	[Commission % (Commission will be equally split unless otherwise specified)]

Send completed application as follows:

[**APPLICATION WITH PAYMENT:**

Regular Mail Delivery:
P.O. Box 2290
Omaha, NE 68103-2290

Overnight Mail Delivery:
6750 Mercy Rd,
Omaha, NE 68106

APPLICATION WITHOUT PAYMENT:

Regular Mail Delivery:
P.O. Box 2378
Omaha, NE 68103-2378

Overnight Mail Delivery:
6750 Mercy Rd,
Omaha, NE 68106

Email: AnnuityService@PacificLife.com
Fax: (888) 837-8172

Questions:
Contract Owners: (800) 722-4448
[Financial Professionals]: (800) 722-2333]

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